                             PROXY FOR COMMON STOCK
                        OCTAGON, INC. SHAREHOLDER PROXY
    THIS STOCKHOLDER PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             PROXY FOR SPECIAL MEETING OF SHAREHOLDERS MAY 14, 1997

The undersigned hereby appoints       and       , or either of them, as proxies,
each with the power to appoint his substitute, to represent and vote all shares of Common Stock of and on behalf of the undersigned as designated on the reverse side at the Special Meeting of Stockholders of Octagon Industries, Inc. ("Octagon") to be held May 14, 1997, and any adjournments thereof, with all powers the undersigned would possess if personally present and voting at such meeting.

YOUR BOARD OF DIRECTORS            Please mark your
 RECOMMENDS A VOTE "FOR"           votes as indicated in
 PROPOSALS 1 and 2                 this example /X/

1. To approve and adopt (a) the Agreement and Plan of Reorganization (the "Merger Agreement"), dated November 18, 1996, as amended, among Octagon, Conversion Technologies International, Inc. ("Conversion") and CTI ACQSUB-II, Inc., a wholly-owned subsidiary of Conversion ("Sub"), and (b) the merger contemplated thereby of Sub with and into Octagon (the "Merger"), whereby Octagon will become a wholly-owned subsidiary of Conversion and the stockholders of Octagon will become stockholders of Conversion. By virtue of the Merger, each outstanding share of common stock of Octagon will be converted into the right to receive 0.10 (one-tenth) of a share of common stock of Conversion.

/ / FOR                   / / AGAINST               / / ABSTAIN

2. To transact such other business as may properly come before the Special Meeting or any postponements or adjournments thereof.

/ / FOR                   / / AGAINST               / / ABSTAIN

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder.
  If no direction is indicated, the Proxy will be voted FOR Proposals 1 and 2.

PLEASE MARK ON THIS SIDE; THEN SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN
                             THE ENCLOSED ENVELOPE
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                          (Continued from other side)
                                                THIS PROXY IS SOLICITED
                                          ON BEHALF OF THE BOARD OF DIRECTORS

                                       Date: __________, 1997

                                       -----------------------------------------
                                       Signature

                                       -----------------------------------------
                                       Signature if held jointly

                                       PLEASE SIGN EXACTLY AS NAME(S) APPEAR(S)
                                       HEREON. If shares are held in the name of two or more persons, all must sign. When signing as Attorney, Executor, Administrator, Personal Representative,
                                       Trustee, or Guardian, give full title as such. If signer is a corporation, sign full corporate name by duly authorized officer.

                                              OCTAGON INC. ANNUAL MEETING
                                                    to be held at:
                                                 153 East 53rd Street
                                                      35th Floor
                                               New York, New York 10022
                                                     May 14, 1997
                                                10:00 A.M., Local Time